Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SEIFI GHASEMI, MELISSA N. SCHAEFFER and SEAN D. MAJOR, and each of them acting severally, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 and any and all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seifi Ghasemi	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	20 November 2023
Seifi Ghasemi

/s/ Tonit M. Calaway	Director	20 November 2023
Tonit M. Calaway

/s/ Charles I. Cogut	Director	20 November 2023
Charles I. Cogut

/s/ Lisa A. Davis	Director	20 November 2023
Lisa A. Davis

/s/ David H. Y. Ho	Director	20 November 2023
David H. Y. Ho

/s/ Edward L. Monser	Director	20 November 2023
Edward L. Monser

/s/ Matthew H. Paull	Director	20 November 2023
Matthew H. Paull

/s/ Wayne T. Smith	Director	20 November 2023
Wayne T. Smith